UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WESTLAND DEVELOPMENT CO., INC.

(Name of Registrant as Specified In Its Charter)

SCC ACQUISITION CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCC Acquisition Corp.

Information Center Phone Script

October 31, 2006

Hello, may I please speak with [name]?

Hi, my name is [name] with SunCal Companies. I’m calling to let you know that, in response to interest in our proposal to acquire Westland Development, SunCal has opened an information center for Westland shareholders at the Embassy Suites hotel in downtown Albuquerque.

The center will be open from 10am to 8pm everyday beginning Tuesday, October 31.

You will be able to submit your proxy at this new location, and meet with representatives from SunCal and our planning team, get tax advice about selling your shares and find answers to any other questions you might have.

Would you like the address for the Embassy Suites hotel?

[If yes]

Great! Like I said, Embassy Suites is located downtown at 1000 Woodward Place NE, right alongside I-25.

[If no]

Continue below.

We sure hope to see you at the new info center. If you can’t make it, remember that you can check out our Web site for more information about SunCal’s proposal at www.SunCalNM.com.

Thanks for your time. Goodbye.